AMENDED AND RESTATED RULES AND TRUST DEED OF THE COCA-COLA EUROPACIFIC PARTNERS PLC UK SHARE PLAN1 Board Adoption: 20 August 2019 Board Amendment: 8 October 2021 and 30 April 20252 HMRC Registered: June 2020 HMRC Reference: XQ1100000160725 1 Prior to 8 October 2021, the Plan was called the Coca-Cola European Partners plc UK Share Plan. 2 Updated pursuant to a deed of retirement and appointment dated 30 April 2025 between the Company, the Original Trustee and Computershare Trustees Limited.

Coca-Cola Europacific Partners plc UK Share Plan (i) Table of Contents 1. Meaning of words used ........................................................................................................................... 1 2. Purpose ................................................................................................................................................... 5 3. Eligible Employees .................................................................................................................................. 5 4. Invitations ................................................................................................................................................ 6 5. Free Share Awards.................................................................................................................................. 7 6. Partnership Share Awards ...................................................................................................................... 9 7. Matching Share Awards ........................................................................................................................ 13 8. Dividend Share Awards ......................................................................................................................... 15 9. Corporate events ................................................................................................................................... 16 10. Withholding ............................................................................................................................................ 16 11. General .................................................................................................................................................. 16 12. Changing the Plan and termination ....................................................................................................... 19 13. Governing law and jurisdiction .............................................................................................................. 20 Coca-Cola Europacific Partners plc UK Share Plan Trust .............................................................................. 21 1. Meaning of words used ......................................................................................................................... 21 2. Background ........................................................................................................................................... 22 3. Declaration of Trust ............................................................................................................................... 22 4. Trustee’s general powers and duties .................................................................................................... 22 5. Plan Shares ........................................................................................................................................... 24 6. Effect of Holding Period ......................................................................................................................... 25 7. Cash dividends ...................................................................................................................................... 26 8. Entitlements ........................................................................................................................................... 26 9. Information and accounting for tax ........................................................................................................ 27 10. Voting rights ........................................................................................................................................... 28 11. Power to make regulations .................................................................................................................... 28 12. Trustee’s indemnity and expenses ........................................................................................................ 28 13. Appointment, removal and retirement of Trustee .................................................................................. 28 14. Residence of the Trustee ...................................................................................................................... 29 15. Number of trustees ................................................................................................................................ 29 16. Termination ............................................................................................................................................ 29 17. Counterparts .......................................................................................................................................... 30 18. General .................................................................................................................................................. 30

Coca-Cola Europacific Partners plc UK Share Plan (Page 1 of 30) Coca-Cola Europacific Partners plc UK Share Plan 1. Meaning of words used 1.1 General In these rules: “Accumulation Period” means the period determined by the Board in accordance with rule 6.5 (Board to determine whether an Accumulation Period is to apply); “Associated Company” means a company which is an associated company (within the meaning in paragraph 94 of Schedule 2) of the Company; “Award” means: (i) an appropriation of Free Shares or Matching Shares to a Participant by the Trustee; and/or (ii) an acquisition of Partnership Shares or Dividend Shares on behalf of a Participant, and “awarded” and “awarding” will be understood accordingly; “Award Date” means the date on which Plan Shares are awarded, which, in the case of Partnership Shares or Dividend Shares, is in accordance with paragraphs 50(4), 52(5) or 66(4) of Schedule 2, as appropriate; “Award Notice” means a notice in such form as agreed between the Company and the Trustee from time to time; “Board” means the board of directors of the Company or, as appropriate, a committee duly authorised to carry out that board’s functions under the Plan; “Capital Receipt” has the meaning in section 502 of ITEPA; “Companies Act” means the UK Companies Act 2006; “Company” means Coca-Cola Europacific Partners plc with registered company number 9717350; “Connected Company” has the meaning in paragraph 18(3) of Schedule 2; “Control” has the meaning in section 719 of ITEPA; “Dealing Day” means a day on which the NASDAQ Global Stock Exchange (or, if the Board determines, any other stock exchange on which the Shares are traded) is open for the transaction of business; “Dealing Restrictions” means any internal or external restrictions on dealings or transactions in securities; “Deed” means the trust deed entered into between the Company and the Trustee dated 23 August 2019, establishing the Trust for the purposes of the Plan and a copy of which is attached as a Schedule to these rules; “Dividend Shares” means Shares which are awarded to Participants in accordance with rule 8 (Dividend Share Awards) and held by the Trustee upon the terms of the Plan; “Eligibility Date” means, in the case of: (i) Free Shares, the applicable Award Date; (ii) Partnership Shares where no Accumulation Period applies, the date of the deduction of Partnership Share Money;

Coca-Cola Europacific Partners plc UK Share Plan (Page 2 of 30) (iii) Partnership Shares where an Accumulation Period applies, the date of the first deduction of Partnership Share Money; and (iv) Matching Shares, the same date as for the Partnership Shares to which they relate; “Eligible Employee” means any person who meets the requirements of rule 3.1 (Eligibility); “Forfeiture Period” means the period (if any) beginning on the applicable Award Date and ending on such date as the Board determines, and which will apply to all Free Shares and/or Matching Shares in the same Award; “Free Shares” means Shares which are awarded to Participants in accordance with rule 5 (Free Share Awards) and held by the Trustee upon the terms of the Plan; “Free Share Agreement” means an agreement in respect of Free Shares, in such form as may be agreed by the Company and the Trustee from time to time, which complies with Schedule 2; “Free Share Limit” means the amount specified in paragraph 35(1) of Schedule 2 from time to time; “Good Leaver Reason” means: (i) injury or disability; (ii) redundancy within the meaning of the UK Employment Rights Act 1996; (iii) a relevant transfer within the meaning of the UK Transfer of Undertakings (Protection of Employment) Regulations 2006; (iv) if the Relevant Employment is employment by an Associated Company, a change of Control or other circumstances ending the Associated Company status; (v) retirement; (vi) death; or (vii) becoming an employee of The Coca-Cola Company, or of an employer that is a franchisee of The Coca-Cola Company, immediately following ceasing Relevant Employment; “Group” means all Participating Companies and Associated Companies at the relevant time; “HMRC” means Her Majesty’s Revenue & Customs in the UK; “Holding Period” means: (i) in relation to Free Shares or Matching Shares, a period of between 3 and 5 years, beginning with the Award Date, as specified by the Board; and (ii) in relation to Dividend Shares, a period of 3 years, beginning with the Award Date, which must be the same for all Free Shares or Matching Shares in the same Award and which may not be increased in respect of Free Shares and Matching Shares already awarded under the Plan; “Initial Market Value” means the Market Value of a Share on the Award Date; “ITEPA” means the UK Income Tax (Earnings and Pensions) Act 2003;

Coca-Cola Europacific Partners plc UK Share Plan (Page 3 of 30) “Market Value”3 means in relation to a Share on any date: (i) where Shares are acquired on behalf of Participants under the Plan on the open market, the average price paid (excluding stamp duty, stamp duty reserve tax and all fees and expenses incurred in connection with the purchase) by the Trustee to acquire all such Shares for the purposes of the Plan on that day or where Shares are acquired over more than one consecutive day, the average of such prices over up to five consecutive days; or otherwise (ii) the relevant value of the following on the day prior to that date: (a) which is a day when the NASDAQ Global Stock Exchange is open, the lower of the 2 prices shown as the closing price for the Shares on that day plus one-half of the difference between those 2 figures, or where only one value is shown as the closing price for the Shares, that closing price; or (b) which is a day when the NASDAQ Global Stock Exchange is closed, the price determined in accordance with paragraph (ii)(a) above for the Shares on the latest previous day on which it was open; or (iii) save as mentioned above, its market value as determined in accordance with Part VIII of the UK Taxation of Chargeable Gains Act 1992 and agreed in advance with HMRC, and if Shares are subject to a Restriction, Market Value will be determined as if the Shares were not subject to a Restriction; “Matching Shares” means Shares which are awarded to Participants in accordance with rule 7 (Matching Share Awards) and held by the Trustee upon the terms of the Plan; “New Shares” means shares which satisfy the requirements of paragraph 87(7) of Schedule 2; “NICs” means UK national insurance contributions; “Participant” means any individual who has entered into a Partnership Share Agreement and/or on whose behalf the Trustee holds Plan Shares or, where the individual has died, the Participant’s personal representatives; “Participating Company” means the Company and any company which is: (i) a Subsidiary of which the Company has Control; and (ii) designated by the Board (at the relevant time) as a participating company for the purposes of the Plan; “Partnership Shares” means Shares which are awarded to Participants in accordance with rule 6 (Partnership Share Awards) and held by the Trustee upon the terms of the Plan; “Partnership Share Agreement” means an agreement in respect of Partnership Shares and (if relevant) Matching Shares, and in such form as may be agreed by the Company and the Trustee from time to time, which complies with Schedule 2; “Partnership Share Annual Limit” means the annual limit specified from time to time in paragraphs 46(1) and 46(2) of Schedule 2; 3 Prior to 8 October 2021, the definition of Market Value referred to “New York Stock Exchange” where it now refers to “NASDAQ Global Stock Exchange”. This amendment was agreed by HMRC in correspondence received on 1 September 2021 and the amendment took effect from 13 September 2021.

Coca-Cola Europacific Partners plc UK Share Plan (Page 4 of 30) “Partnership Share Minimum Limit” means an amount determined by the Board and set out in the Partnership Share Agreement, which will not be more than £10 or, if different, such amount specified from time to time in paragraph 47(2) of Schedule 2; “Partnership Share Money” means money deducted from a Participant's Salary in accordance with a Partnership Share Agreement, to be held in accordance with the Plan and used for the acquisition of Partnership Shares; “PAYE” means pay as you earn; “Performance Unit” means an Eligible Employee, the Company, the Group, any member of the Group or an Eligible Employee's business unit; “Plan” means the plan constituted by these rules and the Deed and known as the Coca-Cola Europacific Partners plc UK Share Plan, as amended from time to time; “Plan Shares” means Shares held by the Trustee on behalf of Participants upon the terms of the Plan comprising Free Shares, Partnership Shares, Matching Shares and/or Dividend Shares and any shares treated as “Plan Shares” in accordance with paragraphs 87 or 88 of Schedule 2; “Qualifying Deposit Taker” means a deposit taker that satisfies the requirements of paragraphs 49(3)(a) to (c) of Schedule 2; “Reconstruction or Takeover” means a transaction or an event affecting any Plan Shares which: (i) is an offer for those Plan Shares which, if accepted, would result in a new holding being equated with those Plan Shares for the purposes of capital gains tax; (ii) is an offer of a qualifying corporate bond (whether alone or with other assets or cash or both) for those Plan Shares if the offer forms part of a general offer as is mentioned in paragraph 37(5) of Schedule 2; (iii) is an offer of cash, with or without other assets, for those Plan Shares if the offer forms part of a general offer as is mentioned in paragraph 37(5) of Schedule 2; (iv) would be entered into pursuant to a compromise, arrangement or scheme which meets the requirements in paragraph 37(3) of Schedule 2; or (v) is the exercise of a right to sell the Plan Shares in connection with a takeover offer and which arises in accordance with paragraph 37(8) of Schedule 2; “Relevant Employment” means employment by the Company or any Associated Company; “Restriction” has the meaning given by paragraph 99(4) of Schedule 2; “Salary” has the meaning given by paragraph 43(4) of Schedule 2; “Schedule 2” means Schedule 2 to ITEPA; “Schedule 2 SIP” means a share incentive plan in relation to which Parts 2 to 9 of Schedule 2 are met; “Share” means a share in the Company that meets the requirements of paragraphs 26 to 29 of Schedule 2; “SIP Code” has the meaning given in section 488(3) of ITEPA; “Subsidiary” means any company which is a subsidiary of the Company within the meaning of section 1159 of the Companies Act;

Coca-Cola Europacific Partners plc UK Share Plan (Page 5 of 30) “Taxation” means any tax, NICs and other social security charges (and/or any similar charges), wherever arising, in respect of a Participant’s Award or otherwise arising in connection with a Participant’s participation in the Plan, including the repayment of any Partnership Share Money to a Participant; “Tax Year” means a UK tax year beginning on 6 April and ending on the following 5 April; “Termination Period” means a period of 3 months (or such other “notice period” specified in paragraph 90(4) of Schedule 2) commencing on the day on which all the termination notices required under rule 12.3 (Termination of Plan) have been sent out; “Trust” the Coca-Cola Europacific Partners plc UK Share Plan Trust, set up and regulated by the Deed; “Trust Fund” has the meaning given in the Deed; “Trustee” means the trustee(s) of the Trust at the relevant time and/or from time to time (as appropriate); and “UK” means the United Kingdom. 1.2 Interpretation In the Plan, the singular includes the plural and the plural includes the singular. References to any enactment or statutory requirement will be understood as references to that enactment or requirement as amended or re-enacted and they include any subordinate legislation made under it. Unless the context requires otherwise, words and expressions used in the Plan will have the meanings given in the SIP Code. 1.3 Interpretation consistent with Schedule 2 This Plan will be interpreted so as to be consistent with Schedule 2. 2. Purpose The Plan is intended to operate as a Schedule 2 SIP and also as an “employees' share scheme” as defined in section 1166 of the Companies Act. The Company has established the Plan to provide benefits to Eligible Employees and/or Participants in the form of Shares which give them a continuing stake in the Company. The Plan will not provide benefits to Eligible Employees and/or Participants otherwise than in accordance with Schedule 2. 3. Eligible Employees 3.1 Eligibility A person is an Eligible Employee if and to the extent that person: 3.1.1 is a UK resident taxpayer, within the meaning of paragraph 8(2) of Schedule 2; 3.1.2 has continuous employment with a qualifying company (or several qualifying companies in succession), within the meaning given in paragraph 17 of Schedule 2, over such qualifying period as the Board may determine in accordance with rule 3.3 (Qualifying period); 3.1.3 is an employee of any Participating Company on the Eligibility Date; 3.1.4 is eligible at the time referred to in paragraph 14(1) of Schedule 2; and 3.1.5 is not excluded as result of rule 3.2 (Excluded employees).

Coca-Cola Europacific Partners plc UK Share Plan (Page 6 of 30) The Board may permit any other employee who satisfies rules 3.1.2, 3.1.3, 3.1.4 and 3.1.5 to participate in the Plan as an Eligible Employee. 3.2 Excluded employees A person will not be eligible to participate in an Award of Free Shares, Partnership Shares or Matching Shares if that person is at the same time to participate in another Schedule 2 SIP established by the Company or a Connected Company or would otherwise have participated in accordance with paragraph 18(2) of Schedule 2. Where a Participant participates in an Award of Free Shares or Partnership Shares in a Tax Year in which the Participant has already participated in an award of shares under one or more other Schedule 2 SIPs established by the Company or a Connected Company, then the Free Share Limit and the Partnership Share Annual Limit apply as if the Plan and the other Schedule 2 SIPs were a single plan as required by paragraph 18A of Schedule 2. 3.3 Qualifying period The Board may require satisfaction of a qualifying period in order to be an Eligible Employee. Qualifying periods must not be longer than: 3.3.1 in the case of Free Shares, 18 months ending on the Award Date; 3.3.2 in the case of Partnership Shares and any Matching Shares which relate to them, where no Accumulation Period applies, 18 months ending with the deduction of Partnership Share Money; and 3.3.3 in the case of Partnership Shares and any Matching Shares which relate to them, where an Accumulation Period applies, 6 months ending with the start of the Accumulation Period. In relation to an Award, the same qualifying period must apply in relation to all Eligible Employees but different qualifying periods may apply to different Awards. 4. Invitations 4.1 Share offers The Board may decide from time to time to issue invitations to Eligible Employees to participate in any one or more of the following Awards: 4.1.1 Free Shares; 4.1.2 Partnership Shares; and 4.1.3 Matching Shares (if Partnership Shares are being awarded). 4.2 All Eligible Employees to be invited On each occasion that the Board decides to issue invitations to participate in the Plan, all Eligible Employees must be invited to participate. 4.3 Participation on same terms Except for any differences caused by the application of rule 5.4 (Determining Free Share Awards) or rule 5.6.1(ii), on each occasion that the Board decides to issue invitations to participate in the Plan, all Eligible Employees must: 4.3.1 be invited to participate on the same terms; and 4.3.2 for those Eligible Employees who do participate, actually participate on the same terms.

Coca-Cola Europacific Partners plc UK Share Plan (Page 7 of 30) 5. Free Share Awards 5.1 Number of Free Shares awarded Where the Board has determined that invitations will be issued to Eligible Employees to participate in an Award of Free Shares, the Board may specify that: 5.1.1 each Participant receives a certain number or value of Free Shares, which will be the same for all Participants; 5.1.2 the number or value of Free Shares received by each Participant is determined in accordance with rules 5.4 (Determining Free Share Awards) and 5.5 (Free Share entitlements); or 5.1.3 the number or value of Free Shares received by each Participant is determined in accordance with rule 5.6 (Performance allowances – methods). 5.2 Accepting Free Share Awards An Eligible Employee who wishes to participate in an Award of Free Shares must enter into a Free Share Agreement that will either: 5.2.1 ask the Eligible Employee to agree to the Free Share Award by completing and accepting the Free Share Agreement, in such form (including electronic) as the Board determines, by the date specified, which is at least 14 days after the date of issue of the Free Share Agreement, but in any event prior to the relevant Award Date; or 5.2.2 state that the Eligible Employee will be deemed to have agreed to the Free Share Award on the terms of the Free Share Agreement unless the Eligible Employee opts out in the manner and by the date specified, which is at least 25 days after the date of issue of the Free Share Agreement, but in any event prior to the relevant Award Date. References in the Plan to “entering into” a Free Share Agreement (or words to that effect) will be interpreted accordingly. References in the Plan to “signing and returning” a Free Share Agreement (or words to that effect) may include electronic acceptance and submission. 5.3 Free Share Agreements A Free Share Agreement will bind the relevant Participant in contract with the Company: 5.3.1 to permit the Participant’s Free Shares to remain in the hands of the Trustee throughout the applicable Holding Period; 5.3.2 so that the Participant agrees not to assign, charge or otherwise dispose of the Participant’s beneficial interest in those Free Shares during the applicable Holding Period; and 5.3.3 to ensure that any Free Shares ceasing to be subject to the Plan are subject to rule 10 (Withholding). A Free Share Agreement will also specify any Forfeiture Period that will apply to the Free Shares. 5.4 Determining Free Share Awards The Board may determine that Free Shares will be awarded to Eligible Employees who have entered into a Free Share Agreement using one or more of the following methods: 5.4.1 by reference to the Eligible Employee’s remuneration; 5.4.2 by reference to the Eligible Employee’s length of service; and/or 5.4.3 by reference to the hours worked by the Eligible Employee.

Coca-Cola Europacific Partners plc UK Share Plan (Page 8 of 30) The same method or methods must be used for all Free Shares awarded to Eligible Employees on the same Award Date. 5.5 Free Share entitlements Where Free Shares are awarded by reference to more than one of the methods set out in rules 5.4.1 to 5.4.3: 5.5.1 each method must give rise to a separate entitlement to Free Shares related to the level of remuneration, length of service or the number of hours worked (as the case may be); and 5.5.2 the total entitlement to Free Shares will be the sum of those separate entitlements. 5.6 Performance allowances – methods The Board may determine that the number or value of Free Shares to be awarded to Eligible Employees who have entered into a Free Share Agreement will be conditional on performance targets being met. If this is the case, rule 5.6.1 or rule 5.6.2 will apply so that either: 5.6.1 method 1 applies, which means: (i) at least 20% of the Free Shares must be awarded without reference to the achievement of performance targets but consistent with rule 4.3 (Participation on same terms) and, if relevant, rules 5.4 (Determining Free Share Awards) and 5.5 (Free Share entitlements); (ii) the remaining Free Shares must be awarded by reference to the achievement of performance targets; and (iii) the highest number of Free Shares within rule 5.6.1(ii) awarded to a Participant must not be more than 4 times the highest number of Shares within rule 5.6.1(i) awarded to a Participant; or 5.6.2 method 2 applies, which means: (i) some or all of the Free Shares must be awarded by reference to the achievement of performance targets; (ii) Free Shares must be awarded to all members of the same Performance Unit consistent with rule 4.3 (Participation on same terms) and, if relevant, rules 5.4 (Determining Free Share Awards) and 5.5 (Free Share entitlements); and (iii) whilst there is no requirement for Free Shares to be awarded to members of different Performance Units on the same terms, the performance targets must be viewed by the Board as being comparable in terms of the likelihood of being met by the Performance Units. 5.7 Performance allowances – application Where rule 5.6 (Performance allowances – methods) applies: 5.7.1 the same method (either method 1 or method 2) will be used for all Participants who take part in that Award; 5.7.2 the performance measures will be based on business results or other objective criteria; 5.7.3 the performance targets (set by reference to the performance measures) must be set for Performance Units of one or more employees and will be determined over or by reference to such period as the Board determines;

Coca-Cola Europacific Partners plc UK Share Plan (Page 9 of 30) 5.7.4 the performance measures will be based on fair and objective measures of performance of the relevant Performance Unit; 5.7.5 an employee must not be a member of more than one Performance Unit for the purposes of an Award; 5.7.6 the Company must notify every Eligible Employee who has accepted an invitation to participate in a Free Share Award of the performance measures and performance targets to be used to determine the number or value of Free Shares that will apply to that Eligible Employee; 5.7.7 the Company must notify all Eligible Employees, in general terms, of the performance measures to be used to determine the number or value of Free Shares to be awarded to each Participant in the Award. The Company does not have to disclose information it reasonably considers would prejudice commercial confidentiality; and 5.7.8 the Company must give the notifications referred to in rules 5.7.6 and 5.7.7 as soon as reasonably practicable. 5.8 Free Share Limit The total Initial Market Value of all Free Shares awarded to a Participant in any Tax Year will not exceed the Free Share Limit. 5.9 Withdrawal of Free Shares A Participant may direct the Trustee to withdraw the Participant’s Free Shares from the Plan at any time on or after the later of the expiry of the Holding Period and the expiry of any Forfeiture Period, subject to the terms of the Free Share Agreement. The Trustee will then withdraw the Free Shares from the Plan as soon as practicable in accordance with the Participant’s instructions. If a Participant withdraws Free Shares during any Forfeiture Period, the Participant will forfeit such Free Shares. 5.10 Ceasing Relevant Employment (Free Shares) If a Participant ceases Relevant Employment, the Holding Period in respect of the Participant’s Free Shares will cease to apply, the Participant’s Free Shares will cease to be subject to the Plan and, as soon as practicable, those Free Shares will be dealt with in accordance with the Participant’s instructions. However, if a Participant ceases Relevant Employment before the end of any applicable Forfeiture Period, other than for a Good Leaver Reason, the Participant’s Free Shares will be forfeited and the Participant will have no further entitlement to them. 6. Partnership Share Awards 6.1 Terms of Partnership Share Agreements If the Board decides to offer Partnership Shares, a Partnership Share Agreement will be issued to each Eligible Employee which will: 6.1.1 specify the start date and length of the Accumulation Period, if any; 6.1.2 specify the amount of Partnership Share Money to be deducted; 6.1.3 specify the intervals at which Partnership Share Money will be deducted; 6.1.4 include a notice containing prescribed information as to the possible effect of deductions on certain benefits, as required by paragraph 48 of Schedule 2;

Coca-Cola Europacific Partners plc UK Share Plan (Page 10 of 30) 6.1.5 if an Accumulation Period will apply, specify the basis for calculating the number of Shares to be awarded to each Participant in accordance with rule 6.7.4 and, if relevant, specify that the Accumulation Period will come to an end on the occurrence of a specified event; and 6.1.6 include an undertaking by the Company to notify the Eligible Employee of any restriction on the number of Shares to be included in an offer in accordance with rule 6.3 (Maximum Partnership Share offers). 6.2 Effect of Partnership Share Agreements A Partnership Share Agreement will bind the relevant Participant in contract with the Company: 6.2.1 so that the employing company is permitted to deduct from the Eligible Employee’s Salary: (i) not less than the Partnership Share Minimum Limit on any occasion; and (ii) not more than the Partnership Share Annual Limit, for the purpose of acquiring Partnership Shares; 6.2.2 so that the Company undertakes to arrange for Partnership Shares to be awarded and for them to be held in accordance with the Plan; and 6.2.3 to ensure that any Partnership Shares ceasing to be subject to the Plan are subject to rule 10 (Withholding). 6.3 Maximum Partnership Share offers The Board may specify the maximum number of Shares to be included in an offer of Partnership Shares, in which case it will notify all relevant Eligible Employees: 6.3.1 if there is no Accumulation Period, before the first deduction of the Partnership Share Money relating to the offer, and 6.3.2 if there is an Accumulation Period, before the beginning of that Accumulation Period. 6.4 Regular offers The Board will determine whether Partnership Shares are to be offered at regular intervals or on a one- off basis (or both at regular intervals and on a one-off basis). The Board may offer Partnership Shares on one or more occasions in any year, whether at regular intervals or not. 6.5 Board to determine whether an Accumulation Period is to apply The Board will determine whether an Accumulation Period will apply and, if so, its start date, length and whether the Accumulation Period will terminate on the occurrence of a specified event. If an Accumulation Period applies: 6.5.1 it must not exceed 12 months; 6.5.2 the beginning of the first Accumulation Period must not be later than the date of the first deduction of Partnership Share Money; and 6.5.3 it must be the same for all Eligible Employees in the same Award.

Coca-Cola Europacific Partners plc UK Share Plan (Page 11 of 30) 6.6 Acquisitions where there is no Accumulation Period If no Accumulation Period applies: 6.6.1 all Partnership Share Money deducted in accordance with the Partnership Share Agreement will be transferred to the Trustee as soon as practicable; 6.6.2 the Trustee will then hold the Partnership Share Money on behalf of the Participant until such time as it is applied by the Trustee to acquire Partnership Shares on behalf of the Participant; 6.6.3 within 30 days after the last date on which the Partnership Share Money was deducted from a Participant’s Salary, the Trustee will use it to Award Partnership Shares; 6.6.4 the number of Partnership Shares to be awarded to each Participant will be determined in accordance with the Initial Market Value; and 6.6.5 any Partnership Share Money remaining in the Trustee’s hands after Partnership Shares have been awarded will be paid to each Participant as soon as practicable unless the Participant agrees that the remaining Partnership Share Money may be retained by the Trustee and added to the next amount of Partnership Share Money deducted from the relevant Participant’s Salary. 6.7 Acquisitions where there is an Accumulation Period If an Accumulation Period applies: 6.7.1 all Partnership Share Money deducted in accordance with the Partnership Share Agreement during the Accumulation Period will be transferred to the Trustee as soon as practicable; 6.7.2 the Trustee will then hold the Partnership Share Money on behalf of the Participant until such time as it is applied by the Trustee to acquire Partnership Shares on behalf of the Participant; 6.7.3 within 30 days after the end of the Accumulation Period, the Trustee will use the Partnership Share Money to Award Partnership Shares; 6.7.4 the number of Partnership Shares to be awarded to each Participant will be determined by reference to whichever of the following is specified in the Partnership Share Agreement: (i) the Market Value on the first day of the Accumulation Period; (ii) the Initial Market Value; or (iii) the lower of rules 6.7.4(i) and 6.7.4(ii); and 6.7.5 any Partnership Share Money remaining in the Trustee’s hands after Partnership Shares have been awarded will be paid to each Participant as soon as practicable unless the Participant agrees that the remaining Partnership Share Money may be retained by the Trustee and carried forward to the next Accumulation Period. 6.8 Holding and application of Partnership Share Money Partnership Share Money must be held by the Trustee in an account with a Qualifying Deposit Taker until it is either: 6.8.1 used by the Trustee to Award Partnership Shares; or 6.8.2 repaid to the Participant under any other rule of the Plan.

Coca-Cola Europacific Partners plc UK Share Plan (Page 12 of 30) 6.9 Treatment of excess deductions Any amount deducted in excess of that specified in the Partnership Share Agreement will be paid over to the Participant as soon as practicable. 6.10 Scaling back If the Company receives applications for Partnership Shares exceeding the maximum specified in accordance with rule 6.3 (Maximum Partnership Share offers) then the following steps will be taken in sequence until the excess is eliminated: 6.10.1 the excess of each Participant’s deduction over the Partnership Share Minimum Limit will be reduced pro rata; 6.10.2 each deduction will be reduced to the Partnership Share Minimum Limit; and 6.10.3 applications will be selected by lot, on the basis that each deduction is of the Partnership Share Minimum Limit. Each application will be deemed to be modified or withdrawn in accordance with these provisions, and each Eligible Employee who has applied for Partnership Shares will be notified of the change. 6.11 Transaction during an Accumulation Period If, during an Accumulation Period, a transaction occurs in relation to any of the Partnership Shares (the “Original Holding”) to be awarded under a Partnership Share Agreement which results in a new holding of shares being equated with the Original Holding for the purposes of capital gains tax, the Participant may agree that the Partnership Share Agreement is to have effect after the time of the transaction as if it were an agreement for the purchase of shares in the new holding. 6.12 Stopping and restarting deductions A Participant: 6.12.1 may give notice to the Company to stop deductions of Partnership Share Money at any time. Unless a later date is specified in the notice, the Company must ensure that no further deductions are made within 30 days after it receives the notice; 6.12.2 who has stopped deductions of Partnership Share Money may subsequently give notice to the Company to restart deductions under the Participant’s Partnership Share Agreement. Unless a later date is specified in the notice, the Company must ensure that deductions are restarted no later than the date of the first deduction due under the Partnership Share Agreement that falls more than 30 days after the Company receives the notice; 6.12.3 who restarts deductions may not make up any deductions that have been missed while the deductions were stopped; and 6.12.4 may not restart deductions more than once during any Accumulation Period. 6.13 Varying deductions A Partnership Share Agreement may include provisions allowing the Participant to vary deductions from the Participant’s Salary subject to the limits set out in the Plan and the Partnership Share Agreement. 6.14 No forfeiture Partnership Shares cannot be forfeited.

Coca-Cola Europacific Partners plc UK Share Plan (Page 13 of 30) 6.15 Withdrawal from Partnership Share Agreement A Participant may withdraw from a Partnership Share Agreement at any time by notice to the Company. Unless a later date is specified in the notice, it will take effect 30 days after the Company receives it. Any Partnership Share Money held on behalf of a Participant at the time of withdrawal from the Partnership Share Agreement will be repaid to the Participant as soon as practicable. 6.16 Right to withdraw Partnership Shares A Participant may direct the Trustee to withdraw that Participant’s Partnership Shares from the Plan at any time, in accordance with the Partnership Share Agreement, but this may result in the Participant forfeiting some or all of the corresponding Matching Shares in accordance with rule 7.5 (Forfeiture on withdrawal of related Partnership Shares). The Trustee will then withdraw the Partnership Shares from the Plan as soon as practicable in accordance with the Participant’s instructions. 6.17 Ceasing Relevant Employment (Partnership Shares) If a Participant ceases Relevant Employment: 6.17.1 the Participant’s Partnership Shares will cease to be subject to the Plan; 6.17.2 as soon as practicable, the Partnership Shares will be dealt with in accordance with the Participant’s instructions; and 6.17.3 any Partnership Share Money will be transferred to the Participant as soon as practicable after such cessation, including where the cessation occurs during an Accumulation Period. 6.18 Time of ceasing employment If a Participant ceases Relevant Employment at any time during the acquisition period, the Participant will be treated as ceasing Relevant Employment for these purposes immediately following the Partnership Shares being awarded following the end of the acquisition period and the Plan will be interpreted accordingly. For these purposes, “acquisition period” in relation to an Award of Partnership Shares means: 6.18.1 where there was no Accumulation Period, the period beginning with the deduction of the Partnership Share Money and ending with the Award Date; and 6.18.2 where there was an Accumulation Period, the period beginning with the end of the Accumulation Period and ending immediately before the Award Date. 7. Matching Share Awards 7.1 Matching Shares Matching Shares must be: 7.1.1 of the same class and carry the same rights as the Partnership Shares to which they relate; 7.1.2 awarded on the same day as the Partnership Shares to which they relate; and 7.1.3 awarded to all Eligible Employees participating in the Matching Shares Award on exactly the same basis.

Coca-Cola Europacific Partners plc UK Share Plan (Page 14 of 30) 7.2 Terms of Partnership Share Agreement If the Board decides to Award Matching Shares to Eligible Employees who enter into a Partnership Share Agreement, the Partnership Share Agreement issued to each Eligible Employee will contain information about the number of Matching Shares that will be awarded for each Partnership Share (being not more than 2 Matching Shares for every Partnership Share or not more than such other ratio as may be permitted by paragraph 60(2) of Schedule 2 from time to time). The Partnership Share Agreement will bind the relevant Participant in contract with the Company: 7.2.1 to permit the Participant’s Matching Shares to remain in the hands of the Trustee throughout the applicable Holding Period; 7.2.2 so that the Participant agrees not to assign, charge or otherwise dispose of the Participant’s beneficial interest in those Matching Shares during the applicable Holding Period; and 7.2.3 to ensure that any Matching Shares ceasing to be subject to the Plan are subject to rule 10 (Withholding). The Partnership Share Agreement will also specify the Forfeiture Period that will apply to the Matching Shares. 7.3 Matching ratio The Board, in its absolute discretion, may alter the ratio of Matching Shares to Partnership Shares at any time. However, the Company must give notice of any such change to all affected Eligible Employees as soon as possible (and in any event before an Award of Partnership Shares is made under the varied terms). 7.4 Withdrawal of Matching Shares A Participant may direct the Trustee to withdraw the Participant’s Matching Shares from the Plan at any time on or after the later of the expiry of the Holding Period that applies to them and the expiry of the Forfeiture Period, subject to the terms of the Partnership Share Agreement. The Trustee will withdraw the relevant Matching Shares as soon as practicable in accordance with the Participant’s instructions. If a Participant withdraws Matching Shares during the Forfeiture Period, the Participant will forfeit such Matching Shares. 7.5 Forfeiture on withdrawal of related Partnership Shares If a Participant withdraws the Partnership Shares from the Plan before the end of the Forfeiture Period which applies to the corresponding Matching Shares, the Participant will immediately forfeit the corresponding Matching Shares and the Participant will have no further entitlement to them. 7.6 Ceasing Relevant Employment (Matching Shares) If a Participant ceases Relevant Employment, the Holding Period in respect of the Participant’s Matching Shares will cease to apply, the Participant’s Matching Shares will cease to be subject to the Plan and, as soon as practicable, those Matching Shares will be dealt with in accordance with the Participant’s instructions. However, if a Participant ceases Relevant Employment before the end of the applicable Forfeiture Period, other than for a Good Leaver Reason, the Participant’s Matching Shares will be forfeited and the Participant will have no further entitlement to them.

Coca-Cola Europacific Partners plc UK Share Plan (Page 15 of 30) 8. Dividend Share Awards 8.1 Reinvestment of dividends The Board may at any time direct the Trustee to use some or all of the cash dividends paid in respect of Plan Shares to Award Dividend Shares on behalf of: 8.1.1 all Participants; or 8.1.2 those Participants who have been invited to, and elected to, reinvest their dividends. The Board may at any time revoke or amend this direction. Any direction given or amended under this rule 8.1 (Reinvestment of dividends) must set out the amount of cash dividends to be applied by the Trustee in awarding Dividend Shares, or how that amount is to be determined. 8.2 Cash dividends Any cash dividends in respect of Plan Shares that are not being reinvested in Dividend Shares will be paid to the Participant as soon as practicable. 8.3 Dividend Shares Where dividends are to be re-invested in Dividend Shares the Trustee will, within 30 days of receipt of the dividends, use them to Award Dividend Shares and, in doing so, must treat Participants fairly and equally. Dividend Shares must be shares in the same company, of the same class and carry the same rights as the Plan Shares in respect of which the dividend is paid. 8.4 Number of Dividend Shares The number of Dividend Shares to be acquired on behalf of each Participant will be determined in accordance with the Initial Market Value. 8.5 Terms for agreements Where dividends are to be re-invested in Dividend Shares, the Free Share Agreement and/or Partnership Share Agreement, as appropriate, will bind the relevant Participant in contract with the Company: 8.5.1 to permit the Participant’s Dividend Shares to remain in the hands of the Trustee throughout the applicable Holding Period; 8.5.2 so that the Participant agrees not to assign, charge or otherwise dispose of the Participant’s beneficial interest in those Dividend Shares during the applicable Holding Period; and 8.5.3 so that any amount of dividend remaining in the Trustee’s hands after Dividend Shares have been awarded will be paid to each Participant as soon as practicable unless the Participant agrees that the remaining amount of dividend may be retained by the Trustee, held on such basis as to be separately identifiable, and added to the next dividends paid in respect of the Participant’s Plan Shares. 8.6 No forfeiture Dividend Shares cannot be forfeited.

Coca-Cola Europacific Partners plc UK Share Plan (Page 16 of 30) 8.7 Withdrawal of Dividend Shares A Participant may direct the Trustee to withdraw the Participant’s Dividend Shares from the Plan at any time on or after the expiry of the Holding Period, subject to the terms of the Free Share Agreement and/or Partnership Share Agreement, as appropriate. The Trustee will then withdraw the Dividend Shares from the Plan as soon as practicable in accordance with the Participants instructions. 8.8 Ceasing Relevant Employment (Dividend Shares) If a Participant ceases Relevant Employment: 8.8.1 the Holding Period in respect of the Participant’s Dividend Shares will cease to apply; 8.8.2 the Participant’s Dividend Shares will cease to be subject to the Plan; 8.8.3 as soon as practicable, the Dividend Shares will be dealt with in accordance with the Participant’s instructions; and 8.8.4 any dividend amounts carried forward will be transferred to the Participant as soon as practicable after such cessation. 9. Corporate events A Participant may, during any applicable Holding Period, direct the Trustee to accept a Reconstruction or Takeover. 10. Withholding Any member of the Group or former or existing employing company or the Trustee may withhold such amounts and make such arrangements as it considers necessary or desirable to meet any liability to pay or account for Taxation. These arrangements may include deductions from any cash payment owed to the Participant and/or the sale of the Participant’s Plan Shares and the retention of all or part of the sale proceeds to meet such liability. 11. General 11.1 Award of Shares Free Shares, Partnership Shares, Matching Shares and Dividend Shares will be awarded by purchasing Shares in the market or allocating Shares already held by the Trustee which are not Plan Shares. Shares will not be awarded by issuing new Shares or transferring Shares out of treasury. 11.2 Stamp duty Any stamp duty or other expenses involved in any transfer of Shares by the Trustee will be payable: 11.2.1 where it arises in connection with an Award of Plan Shares into the name of the Participant, by the Trustee (and reimbursed by the Company); and 11.2.2 in any other case, by the Participant concerned or the purchaser from the Participant concerned. 11.3 Dealing Restrictions Each person will have regard to Dealing Restrictions when operating, interpreting, administering, participating in and/or taking any other action in relation to the Plan.

Coca-Cola Europacific Partners plc UK Share Plan (Page 17 of 30) 11.4 Terms of employment For the purposes of this rule 11.4 (Terms of employment), “Employee” means any employee or director (existing or former) of a member of the Group (existing or former). This rule 11.4 (Terms of employment) applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful. Nothing in the provisions, or the operation, of the Plan forms part of the contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the relevant member of the Group are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment. Participation in the Plan or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Awards on the same basis, or at all, in any future year. The terms of the Plan do not entitle the Employee to the exercise of any discretion in the Employee’s favour. The Employee will have no claim or right of action in respect of any decision, omission or discretion, which may operate to the disadvantage of the Employee. No Employee has any right to compensation or damages for any loss (actual or potential) in relation to the Plan, including any loss in relation to: 11.4.1 any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment); 11.4.2 any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or 11.4.3 the operation, suspension, termination or amendment of the Plan. By participating in the Plan, an Employee waives all rights which might otherwise arise under the Plan, other than the right to acquire Shares subject to and in accordance with the express terms of the Plan, in consideration for an Award. 11.5 Not pensionable None of the benefits received under the Plan are pensionable. 11.6 Data protection Awards will be subject to: 11.6.1 any data protection policies applicable to any relevant member of the Group; and 11.6.2 any applicable privacy notices. 11.7 Consents and filings All transfers of Shares or cash payments will be subject to the Company’s articles of association and any necessary consents or filings required in any relevant jurisdiction. The Participant will be responsible for complying with any requirements needed in order to obtain, or to avoid the necessity for, any such consents or filings.

Coca-Cola Europacific Partners plc UK Share Plan (Page 18 of 30) 11.8 Notices Any notice or other communication required under the Plan will be given in writing, which may include electronic means. Any notice or other communication to be given to an Eligible Employee or Participant may be delivered by electronic means (including by email, through the Group’s, or a member of the Group’s, intranet or a share plan portal), personally delivered or sent by ordinary post to such address as the Board reasonably considers appropriate. Any notice or other communication to be given to the Company or its agents may be delivered or sent to its registered office or such other place and by such means as the Board or the Company’s agents may specify and notify to Eligible Employees and/or Participants, as relevant. Notices or other communications: 11.8.1 sent electronically will be deemed to have been received immediately (if sent during usual business hours) or at the opening of business on the next Dealing Day (if sent outside usual business hours); 11.8.2 that are personally delivered will be deemed to have been received when left at the relevant address (if left during usual business hours) or at the opening of business on the next Dealing Day (if left outside usual business hours); and 11.8.3 sent by post will be deemed to have been received 24 hours after posting to a UK address or 3 days after posting to an address outside the UK, unless there is evidence to the contrary. 11.9 Third party rights Except as otherwise expressly stated to the contrary, nothing in the Plan confers any benefit, right or expectation on any persons other than an Eligible Employee, Participant, the Trustee or member of the Group. No such third party has any rights under the UK Contracts (Rights of Third Parties) Act 1999 or any similar legislation in another jurisdiction to enforce any rule of the Plan. 11.10 Administration The Plan will be administered by the Board, which has authority to make such rules and regulations for the administration of the Plan as it considers necessary or desirable. The Board may delegate all or any of its rights and powers under the Plan. All decisions of the Board are final and binding in all respects. The Board will decide any question or dispute as to the interpretation of the Plan, any rules, regulations or procedures relating to the Plan and/or in relation to an Award or any other matter relating to the Plan. When making any such decisions, the Board will exercise its discretion in a manner which is fair and reasonable. Decisions of the Board will be conclusive. 11.11 Shareholder rights Participants will only be entitled to rights attaching to Shares by reference to a record date on or after the Award Date.

Coca-Cola Europacific Partners plc UK Share Plan (Page 19 of 30) 12. Changing the Plan and termination 12.1 General power to alter rules The Board may change the Plan in any way at any time with the agreement of the Trustee. Any changes to the Deed must be effected by a deed. No change to the Plan will be effective if, as a result, the Plan would: 12.1.1 cease to be an employees' share scheme as defined in section 1166 of the Companies Act; 12.1.2 infringe the rule against perpetuities; 12.1.3 enlarge the obligations or restrict the rights of any Participant in respect of Plan Shares; and/or 12.1.4 no longer be a Schedule 2 SIP (unless the Board determines otherwise). 12.2 Participant consent If a proposed change would be to the material disadvantage of one or more Participants in respect of existing rights under the Plan, then the Board must obtain the written consent of the affected Participant(s). 12.3 Termination of Plan The Board may (and will, in the event of the Company’s insolvency) terminate the Plan at any time. Termination will not affect subsisting rights under the Plan. In the event of the termination of the Plan by resolution of the Board, the Board will ensure that a termination notice is sent in respect of the Plan without delay to: 12.3.1 the Trustee; 12.3.2 each Participant who has Plan Shares; and 12.3.3 each Participant who has entered into a Partnership Share Agreement that was in force immediately before the termination notice was issued. 12.4 Termination Period Once the Company has issued a Plan termination notice under rule 12.3 (Termination of Plan): 12.4.1 no further Shares will be awarded; 12.4.2 the Trustee must remove each Participant’s Plan Shares from the Plan as soon as practicable after the end of the Termination Period or, if later, the first date on which that Participant’s Plan Shares may be removed from the Plan without income tax liabilities arising for the Participant under sections 501 to 507 of ITEPA, by either: (i) transferring the Participant’s Plan Shares to the Participant, or in accordance with the Participant’s instructions; or (ii) disposing of such Shares and accounting (or holding itself ready to account) for the proceeds to the Participant, or in accordance with the Participants instructions; 12.4.3 the Trustee may remove a Participant’s Plan Shares from the Plan at an earlier date than that specified under rule 12.4.2 with the Participant’s consent; and 12.4.4 the Trustee must, as soon as practicable, ensure that any Partnership Share Money, cash dividend amount being carried forward or other money held on behalf of a Participant is paid to the Participant.

Coca-Cola Europacific Partners plc UK Share Plan (Page 20 of 30) 12.5 HMRC notice of termination Where HMRC issues a notice under paragraphs 81H or 81I of Schedule 2 that the Plan is not a Schedule 2 SIP, any Partnership Share Money, and any dividends held by the Trustee for the purposes of acquiring Dividend Shares, held on behalf of a Participant must be paid over to the Participant. This payment must be made as soon as practicable after the relevant day, within the meaning given in paragraph 56 of Schedule 2. 13. Governing law and jurisdiction The laws of England and Wales govern the Plan and all Awards. The courts of England and Wales have exclusive jurisdiction in respect of any disputes arising in connection with the Plan or any Award.

Coca-Cola Europacific Partners plc UK Share Plan (Page 21 of 30) Coca-Cola Europacific Partners plc UK Share Plan Trust4 THIS DEED was originally made on 23 August 2019 and was amended on 8 October 2021 and 30 April 2025. BETWEEN (1) Coca-Cola Europacific Partners plc, registered in England and Wales with registered number 9717350, whose registered office is at Pemberton House, Bakers Road, Uxbridge UB8 1EZ (the “Company”); and (2) Solium Trustee (UK) Limited, incorporated in England and Wales with registered number 9154605, whose registered office is at 20 Bank Street, Canary Wharf, London E14 4AD (the “Original Trustee”)5. THIS DEED PROVIDES as follows: 1. Meaning of words used 1.1 General In this Deed: “Foreign Cash Dividend” means a cash dividend paid in respect of Plan Shares of a company not resident in the United Kingdom; “Property” means any property, including any chose in action and any interest in real or personal property; "Trust" means the trust established by this Deed (as amended from time to time) and known as the Coca-Cola Europacific Partners plc UK Share Plan Trust; “Trust Fund” will comprise of: (i) the sum of £10 (referred to in clause 3.1 (Receipts)); (ii) Property added to it at any time through accumulation of income or capital, payment, transfer, gift, loan or otherwise; and (iii) all money, investments and other Property representing, or derived from (i) and (ii) above; “Trustee Act” means the UK Trustee Act 1925; and “Unallocated Shares” means the Shares that constitute the Trust Fund. 1.2 Interpretation Words and expressions defined in the rules of the Coca-Cola Europacific Partners plc UK Share Plan will have the same meaning in this Deed, unless the context requires otherwise. References to a “clause" mean a clause of this Deed and "rules" mean the rules of the Plan. 4 Prior to 8 October 2021, the Trust was called the Coca-Cola European Partners plc UK Share Plan Trust. 5 Pursuant to a deed of retirement and appointment dated 30 April 2025, the Original Trustee retired and Computershare Trustees Limited was appointed as the new Trustee..

Coca-Cola Europacific Partners plc UK Share Plan (Page 22 of 30) 2. Background The Company has decided to establish a trust, to be constituted as an employees’ share scheme under section 1166 of the Companies Act, on the terms of this Deed. The Trust created by this Deed is intended to facilitate the acquisition and holding of Shares under the Plan and to comply with the requirements of Schedule 2. The Original Trustee has agreed to act as the first trustee of the Trust on the terms of this Deed. 3. Declaration of Trust 3.1 Receipts The Property transferred to the Trustee is to be held on the trusts declared by this Deed, and subject to the rules of the Plan. The Company intends to pay £10 to the Original Trustee to be held upon the trusts set out in this Deed. 3.2 General trust The Trustee will hold the Trust Fund upon trust for the benefit of Eligible Employees in accordance with the Plan. The income arising from Property will be accumulated by the Trustee and will form part of the Trust Fund. Any income relating to Plan Shares and Partnership Share Money will be dealt with in accordance with the rules of the Plan. 3.3 Directions concerning the Trust Fund Any Unallocated Shares or cash comprised in the Trust Fund not, from time to time, immediately required in order for the Trustee to make Awards may, if the Company so directs, cease to be part of the Trust Fund. If the Company makes such a direction under this clause 3.3, the Trustee will: 3.3.1 hold the Unallocated Shares on trust and transfer them as directed by the Company; 3.3.2 hold the cash on trust; and 3.3.3 pay or apply the net transfer proceeds (if any) of Unallocated Shares and the cash to or for the benefit of the Company and any Participating Companies (or former Participating Companies) whose employees are Participants, in such proportions (having regard to their respective contributions to the Trust Fund) as the Company will direct. 4. Trustee’s general powers and duties 4.1 Trustee obligations The Trustee agrees to comply with its obligations under the Plan and Schedule 2. 4.2 Holding Shares The Trustee will hold and deal with all Plan Shares awarded to any Participant only in accordance with the Plan.

Coca-Cola Europacific Partners plc UK Share Plan (Page 23 of 30) 4.3 Participants’ directions The Trustee will dispose of a Participant's Plan Shares and deal with any rights conferred in respect of any of a Participant’s Plan Shares, to be allotted other shares, securities or rights, only in accordance with directions given by or on behalf of the Participant. 4.4 Receipt of money or money’s worth If the Trustee receives any money or money's worth in respect of a Participant's Plan Shares, the Trustee will pay such amount over to the Participant as soon as practicable: 4.4.1 unless it consists of New Shares; 4.4.2 unless paragraphs 62 to 69 of Schedule 2 require otherwise; 4.4.3 subject to the Trustee’s obligations under sections 510 – 514 of ITEPA; and 4.4.4 subject to the Trustee’s PAYE obligations, as defined in Schedule 2. 4.5 Purchase of Unallocated Shares The Trustee has the power to apply the Trust Fund for the purchase of further Shares to be held as Unallocated Shares on the trusts declared in clause 3.2 (General trust): 4.5.1 for the purposes of providing benefits to employees in the form of shares in accordance with Schedule 2; 4.5.2 at any time prior to the termination of the Plan; and 4.5.3 on such terms as the Trustee in its absolute discretion thinks fit. 4.6 Unallocated cash receipts and income The Trustee will hold: 4.6.1 the net proceeds of any sale of Unallocated Shares; 4.6.2 any income from such sale; and 4.6.3 any Capital Receipt of less than £3 otherwise distributable to a particular Participant, in all cases, upon trust to apply the same in or towards any reasonable expenses of administering and operating the Plan (including any provision for Taxation for which the Trustee is liable) and the Trustee will notify the Company on request of the amounts so held by it. The Trustee will not be under any duty to invest any monies of which it holds under this clause 4.6 (Unallocated cash receipts and income). 4.7 Acquisition of Shares Shares to be used pursuant to the Plan must be acquired by the Trustee by market purchase. 4.8 Borrowing The Trustee has the power, with the agreement of the Company on each occasion (which will not be unreasonably withheld), to borrow funds to acquire Shares for the purposes of the Plan and/or to pay any other expenses properly incurred by the Trustee in administering the Plan. 4.9 Manner of voting by the Trustee 4.9.1 The Company will notify the Trustee as soon as reasonably practicable where there is any Company event or action that gives rise to Participants being entitled to vote or exercise other rights attaching to Plan Shares.

Coca-Cola Europacific Partners plc UK Share Plan (Page 24 of 30) 4.9.2 Subject to clause 4.9.1, the Trustee will as soon as reasonably practicable seek irrevocable directions from each Participant as to the manner in which the Trustee should exercise any voting or other rights attaching to Plan Shares held by the Trustee on their behalf. In particular, the Trustee: (i) will abstain from voting in relation to a Participant’s Plan Shares if the Trustee has not received the Participant’s written direction by the deadline specified by the Trustee for that purpose; (ii) will not be entitled to vote on a show of hands on a particular resolution in respect of any Plan Shares unless all directions received from the Participants, who have given directions in respect of that resolution, are identical; and (iii) will not be under any obligation to call for a poll. 4.10 Delegation of powers and duties Except as otherwise provided by Part 9 of Schedule 2, the Trustee may delegate any of its powers and duties under this Deed or any business including the exercise of any discretion to any person or company, including any Participating Company. If the Trustee delegates any administrative powers or duties in relation to the Plan, that delegation will not relieve the Trustee of any duty imposed on the Trustee under this Deed. 5. Plan Shares 5.1 Partnership Shares If the Company instructs the Trustee to make an Award of Partnership Shares in accordance with the Plan, the Trustee will comply with the Company's instructions. 5.2 Holding and application of Partnership Share Money The Trustee will: 5.2.1 accept any Participant's Partnership Share Money and hold those funds upon trust for the benefit of the Participant, but will not be obliged to deposit those funds in an interest-bearing account; 5.2.2 deal with each Participant's Partnership Share Money only in accordance with the Plan; 5.2.3 apply each Participant's Partnership Share Money in awarding Partnership Shares in accordance with the Plan; and 5.2.4 hold each Participant's Partnership Shares upon trust for the benefit of the Participant and will deal with those Shares and any rights attaching to those Shares in accordance with the Plan. The Trustee will keep any Partnership Share Money in an account with a person, firm or building society as set out in paragraph 49(3) of Schedule 2. If the account is an interest-bearing account, the Trustee must account to each Participant for any interest earned on the Participant’s Partnership Share Money. 5.3 Surplus Partnership Share Money The Trustee may, with the agreement of the Participant, carry forward any surplus Partnership Share Money remaining after the acquisition of Partnership Shares but in any other case must pay the surplus Partnership Share Money to the Participant as soon as practicable. However, any Partnership Share Money held on the Participant’s behalf will be paid over to the Participant as soon as practicable if the Participant ceases Relevant Employment, withdraws from a Partnership Share Agreement or if the Company issues a Plan termination notice.

Coca-Cola Europacific Partners plc UK Share Plan (Page 25 of 30) 5.4 Partnership Shares Award Notice As soon as practicable after the Trustee has awarded any Partnership Shares, the Trustee will give the relevant Participant an Award Notice, including: 5.4.1 the number and description of the Shares; 5.4.2 the amount of Partnership Share Money applied by the Trustee in acquiring the Shares; 5.4.3 the Initial Market Value of the Shares; 5.4.4 if the Shares are subject to a Restriction, details of the Restriction; and 5.4.5 the amount of any surplus Partnership Share Money carried forward. 5.5 Free and Matching Shares If the Company instructs the Trustee to make an Award of Free Shares or Matching Shares in accordance with the Plan, the Trustee will comply with the Company’s instructions to the extent that the Trust Fund is sufficient to permit such compliance. 5.6 Free or Matching Shares Award Notice As soon as practicable after the Trustee has awarded any Free Shares or Matching Shares, the Trustee will give each relevant Participant an Award Notice, including: 5.6.1 the number and description of the Shares; 5.6.2 the Initial Market Value of the Shares; 5.6.3 if the Shares are subject to a Restriction, details of the Restriction; and 5.6.4 the Holding Period applicable to the Shares. 5.7 Dividend Shares If the Company or, with the agreement of the Company, a Participant instructs the Trustee to use cash dividends paid in respect of Plan Shares in awarding Dividend Shares, the Trustee will comply with those instructions. The Trustee will be under no obligation to deposit such cash dividends in an interest- bearing account. 5.8 Dividend Shares Award Notice As soon as practicable after the Trustee has awarded any Dividend Shares, the Trustee will give each relevant Participant an Award Notice, including: 5.8.1 the number and description of the Shares; 5.8.2 the Initial Market Value of the Shares; 5.8.3 if the Shares are subject to a Restriction, details of the Restriction; 5.8.4 the Holding Period applicable to the Shares; and 5.8.5 the amount of any surplus dividend carried forward. 6. Effect of Holding Period The Trustee will not dispose of any Free Shares, Matching Shares or Dividend Shares held on behalf of a Participant during the applicable Holding Period, unless the Participant has at that time ceased to be in Relevant Employment or as allowed by paragraphs 37, 79 and 90(5) of Schedule 2.

Coca-Cola Europacific Partners plc UK Share Plan (Page 26 of 30) 7. Cash dividends 7.1 Retained dividends To the extent that cash dividends have been retained for re-investment in Dividend Shares but are not reinvested because the amount is not sufficient to acquire a Share, the Trustee may carry forward the portion not reinvested to be added to the amount of the next cash dividend to be reinvested. If so retained, the Trustee must hold such amount so as to be separately identifiable. Any amount retained under this clause 7.1 (Retained dividends) will be paid over to the Participant as soon as practicable if, during that period, the Participant ceases Relevant Employment or if the Plan is terminated. To the extent that a Participant’s cash dividends are not (or no longer required to be) retained for reinvestment in Dividend Shares, such amounts will be paid over to the Participant as soon as reasonably practicable. 7.2 Foreign Cash Dividends If the Trustee receives any Foreign Cash Dividend in respect of a Participant’s Plan Shares, it will give the Participant notice of the amount of any foreign tax already deducted. 7.3 Dividend waiver Until the Company directs the Trustee otherwise, the Trustee will waive its entitlement to dividends on any Unallocated Shares and the Trustee will not be liable for any loss to the Trust Fund as a result of such waiver. 8. Entitlements 8.1 Rights issues If the Company makes an offer conferring any rights on its members to acquire (for payment) additional shares, securities or rights, the Trustee will allocate such rights in relation to Plan Shares amongst the Participants in direct proportion to the number of Plan Shares held by the Trustee on behalf of each Participant. 8.2 Directions of Participants The Trustee will not be required to exercise any rights attributable to a Participant’s Plan Shares as mentioned in clause 8.1 (Rights issues) unless: 8.2.1 the Participant has paid the full amount payable (if any) for exercise; or 8.2.2 the Participant has authorised the Trustee to sell sufficient of the rights, nil paid, to pay the full amount to acquire the balance of such rights. The Trustee will take no action in relation to such rights unless it has received instructions from the Participant at least five Dealing Days before the last day on which such rights may be exercised. 8.3 Other entitlements Where in respect of Plan Shares, new securities by way of capitalisation are to be allotted, the Trustee will allocate such rights or securities amongst the Participants concerned on a proportionate basis. 8.4 Best endeavours The Trustee will use its best endeavours to sell any securities relating to Plan Shares which are not able to be allocated and distribute the net proceeds of sale (after deducting any expenses of sale and any Taxation which may be payable) among the Participants whose allocation was rounded down.

Coca-Cola Europacific Partners plc UK Share Plan (Page 27 of 30) 8.5 Treatment of new securities In any circumstances in which the Trustee receives new securities which are deemed to be Plan Shares, the Trustee will allocate the securities to the Participants by reference to the Award Date(s) of the Plan Shares to which they relate and if any such allocation would give rise to a fraction of a security the Trustee will round such allocation down to the next whole security. 9. Information and accounting for tax 9.1 Requirement to maintain records The Trustee will maintain such records as may be necessary to enable it or an employing company to carry out its PAYE obligations, including under sections 510 to 514 of ITEPA. The Trustee will provide to any member of the Group and/or other employing company all such information as the Company will reasonably require. 9.2 PAYE accounting Unless section 511 or 514 of ITEPA applies, the Trustee will ensure that the relevant Participating Companies (and/or other employing companies) receive any amounts deducted from payments made pursuant to the Plan or any Capital Receipt that constitutes employment income in respect of PAYE withholdings in sufficient time for them to account for such amounts to HMRC. 9.3 Duty to notify Participants in relation to tax The Trustee will inform each Participant of any facts relevant to determining the liability (if any) of that Participant to income tax under ITEPA or Chapter 3 or Chapter 4 of Part 4 of the UK Income Tax (Trading and Other Income) Act 2005 or to NICs by reason of an occurrence of an event. 9.4 Power to sell assets to meet tax obligations If a PAYE obligation is imposed on the Trustee including in accordance with the provisions of sections 510 to 512 of ITEPA: 9.4.1 the Trustee may sell, including to itself, any or all of the Participant’s Plan Shares; or 9.4.2 the Participant may pay to the Trustee a sum equal to the amount required to discharge the PAYE obligation. 9.5 Duty to maintain records concerning other Schedule 2 SIPs The Trustee will maintain records of Participants who are or have participated in: 9.5.1 other Schedule 2 SIPs established by the Company or a Connected Company; and 9.5.2 the Plan. 9.6 Supply of Information The Trustee will be entitled, in the absence of manifest error, to rely without further enquiry on information supplied to the Trustee by the Company for the purposes of the Trust and the Trustee will, in the absence of manifest error, not be liable to any Participant or the Company for any loss arising in consequence of the incompleteness or inaccuracy of such information. 9.7 Power to obtain advice The Trustee may, for the purpose of enabling the Trustee or any administrator appointed in accordance with clause 4.10 (Delegation of powers and duties) to exercise the powers and duties of this Trust, seek and act upon the advice of any firm of legal or other professional advisors appointed with the agreement

Coca-Cola Europacific Partners plc UK Share Plan (Page 28 of 30) of the Company. The Trustee shall not be responsible for any loss occasioned by so acting, so long as the Company is joined as an instructing party in relation to the advice. The Company will meet the expenses of such advice to the extent that this is agreed in advance by the Company (such agreement not to be unreasonably withheld or delayed) and provided such expenses are documented to the Company’s satisfaction. 10. Voting rights 10.1 Voting The Trustee will abstain from voting at any general meeting of the Company on any Unallocated Shares, unless the Company directs otherwise, in which case: 10.1.1 the Company cannot direct the manner in which the Trustee exercises its vote; and 10.1.2 the Trustee may, in its absolute discretion, vote (or abstain from voting) in the manner in which it thinks fit. 11. Power to make regulations The Trustee may make such regulations as it considers appropriate relating to the administration of the Plan, subject to, and in accordance with, the provisions of the Plan. 12. Trustee’s indemnity and expenses 12.1 Expenses and indemnity The Company will pay to or reimburse the Trustee upon demand for all expenses properly incurred by it in the course of the operation of the Plan and will keep the Trustee (and the directors, officers and employees of a corporate trustee), fully indemnified against all actions, claims, expenses, and all other liabilities to which it is (or becomes) liable as Trustee because of any act, event or thing except where such actions, claims, expenses and other liabilities are attributable to fraud, misconduct or negligence by that person (including the directors, officers and employees of a corporate trustee) and in addition the Trustee will have the benefit of all indemnities conferred upon trustees generally by law and by the Trustee Act. 12.2 No requirement to account for profit as banker Any bank which is banker to any Participating Company may act as Trustee without being required to account for any profit resulting from being a banker of the Participating Company. 12.3 Professional expenses Any person acting as Trustee in its professional capacity as trustee may charge and be paid for its services as agreed with the Company. 13. Appointment, removal and retirement of Trustee 13.1 Appoint and remove Trustee The Company may at any time by deed: 13.1.1 appoint a new Trustee including a corporate Trustee; and 13.1.2 remove a Trustee from office (but not so as to reduce the number of trustees of the Trust to below the minimum set out at clause 15 (Number of trustees)) without assigning any reason for such removal and such removal will (in the absence of any other date specified in the deed) take place when such deed is dated.

Coca-Cola Europacific Partners plc UK Share Plan (Page 29 of 30) 13.2 Residual rights of appointment and removal All powers of appointment and removal will be vested in the Trustee in the event that the Company ceases to exist otherwise than in consequence of a Reconstruction or Takeover. 13.3 Retirement of Trustee A Trustee may retire by giving to the Company notice of its desire to retire. Upon receipt of such notice, the Company will use best endeavours to appoint a new Trustee in accordance with clause 13.1.1 as soon as reasonably practicable. The Trustee’s notice to retire will then take effect at the expiry of 6 months (or such other period as may be agreed with the Company) from the date of such notice, provided that the retirement will not take effect if it would reduce the number of trustees of the Trust to below the minimum set out at clause 15 (Number of trustees). The Trustee will not be obliged to pay and will not be responsible for any costs arising from such retirement but will execute all documents and do all things as may be necessary to give effect to such retirement. 13.4 Trustee’s actions required Immediately upon removal or retirement as Trustee, a Trustee will transfer all trust property held by it and deliver all documents in its possession relating to the Plan and/or the Trust to the continuing or new Trustee or otherwise as the Company may direct. 13.5 Trustee Act The provisions of sections 37 and 39 of the Trustee Act will apply to this Deed as if any references in that statute to a trust corporation were references to any corporation. 14. Residence of the Trustee The Trustee will at all times be resident in the UK for UK tax purposes. 15. Number of trustees The number of trustees of the Trust will not be less than 2 persons unless a company is appointed as sole Trustee. 16. Termination 16.1 Perpetuity period Subject to clause 16.2 (Termination of Plan), the trusts established by this Deed will continue for a period of 125 years commencing on the date of this Deed. 16.2 Termination of Plan If the Plan is terminated under rule 12 (Changing the Plan and termination), the trusts established by this Deed will be wound up, subject to the Trustee’s compliance with rule 12 (Changing the Plan and termination). After a Plan termination notice has been issued, the Trustee: 16.2.1 will remove the Plan Shares from the Plan as soon as practicable after whichever is the later of: (i) the end of the notice period; or (ii) the first date on which the Plan Shares may be removed from the Plan without giving rise to a charge to income tax under sections 501 to 507 of ITEPA on the Participant on whose behalf they are held;

Coca-Cola Europacific Partners plc UK Share Plan (Page 30 of 30) 16.2.2 may remove a Participant's Plan Shares from the Plan at an earlier date with the Participant's consent; and 16.2.3 will pay any money held on a Participant’s behalf to the Participant as soon as practicable after the Plan termination notice has been issued. The notice period referred to in clause 16.2.1(i) means the period of 3 months beginning with the date on which the requirements of rules 12.3.1 to 12.3.3 are met in respect of the Plan termination notice. 17. Counterparts This Deed may be executed in any number of counterparts, each of which when executed and delivered will constitute a duplicate original, but all the counterparts will together constitute the one deed. Transmission of an executed counterpart of this Deed by email will take effect as delivery of an executed counterpart of this Deed. If this method of delivery is adopted, each party will provide the other(s) with the original of such counterpart as soon as reasonably practicable, if requested. This Deed will not take effect until it has been executed and delivered by all parties. 18. General 18.1 Irrevocability The trusts declared in this Deed are irrevocable. 18.2 Assignment and other dealing This Deed is personal to the parties and no party will assign, transfer, charge, subcontract, declare a trust over or deal in any other manner with any of its rights and obligations under this Deed. 18.3 Governing law and jurisdiction The laws of England and Wales govern the Deed and its construction. The courts of England and Wales have exclusive jurisdiction in respect of disputes arising under or in connection with this Deed. This document was executed as a Deed and was delivered and took effect on the date stated at the beginning of it.